UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2006

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 7.01 Regulation FD Disclosure.

I.    First Quarter and Full Year 2006 Forecast and Benchmark Commodity Pricing

(a) First Quarter and Full Year 2006 Forecast

The forecast items for the first quarter and full year 2006 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of this document. This forecast replaces and supersedes any previously issued guidance or forecast.

Estimates are provided in the attached table, which is incorporated by reference herein.

(b) Benchmark Commodity Pricing

EOG bases United States and Canada natural gas price differentials upon the natural gas price at Henry Hub, Louisiana using the average of the NYMEX settlement prices for the last three trading days for the subject (prompt) month.

EOG bases United States, Canada and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma using the simple average of the NYMEX settlement prices for the prompt month for each trading day within the subject calendar month.

II.   Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG enters into NYMEX related financial commodity collar and price swap contracts. In addition to these financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

III.  2006 Natural Gas Financial Collar Contracts and Natural Gas Financial Price Swap Contracts

(a) Natural Gas Financial Price Swap Contracts

Since EOG filed its Current Report on Form 8-K on January 6, 2006, EOG has entered into additional natural gas financial price swap contracts covering average notional volumes of 129,959 MMBtud for the period March 2006 through October 2006 at an average price of $9.30 per MMBtu. EOG accounts for these financial price swap contracts using the mark-to-market accounting method.

(b) Presented below is a summary of EOG's 2006 natural gas financial collar and price swap contracts as of February 1, 2006.

Natural Gas Financial Contracts
	Collar Contracts					Price Swap Contracts
		Floor Price		Ceiling Price
			Weighted		Weighted		Weighted
			Average	Ceiling	Average		Average
	Volume	Floor Range	Price	Range	Price	Volume	Price
Month	(MMBtud)	($/MMBtu)	($/MMBtu)	($/MMBtu)	($/MMBtu)	(MMBtud)	($/MMBtu)

February (closed)	50,000	$13.65 - 14.50	$14.05	$16.20 - 17.04	$16.59	-	-
March	50,000	13.50 - 14.30	13.87	15.95 - 17.05	16.46	170,000	$9.54
April	50,000	10.00 - 10.50	10.23	12.60 - 13.00	12.77	180,000	9.49
May	50,000	9.75 - 10.00	9.87	12.15 - 12.60	12.31	180,000	9.50
June	50,000	9.75 - 10.00	9.87	12.20 - 12.60	12.34	180,000	9.54
July	50,000	9.75 - 10.00	9.87	12.35 - 12.85	12.50	190,000	9.57
August	50,000	9.75 - 10.00	9.87	12.50 - 13.00	12.67	190,000	9.63
September	-	-	-	-	-	140,000	9.40
October	-	-	-	-	-	90,000	9.46

IV.  Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions

$/Bbl            US Dollars per barrel
$/Mcf           US Dollars per thousand cubic feet
$/Mcfe         US Dollars per thousand cubic feet equivalent
$/MMBtu     US Dollars per million British thermal units
$MM           US Dollars in millions
Mbd             Thousand barrels per day
MMBtu        Million British thermal units
MMBtud      Million British thermal units per day
MMcfd         Million cubic feet per day
MMcfed       Million cubic feet equivalent per day
NYMEX       New York Mercantile Exchange
WTI              West Texas Intermediate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: February 1, 2006	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)

Estimated Ranges
(See text for additional information)

	1Q 2006				Full Year 2006
Daily Production
Natural Gas (MMcfd)
US	735	-	775		820	-	900
Canada	220	-	235		225	-	260
Trinidad	245	-	285		220	-	245
UK North Sea	35	-	40		30	-	40
Total	1,235	-	1,335		1,295	-	1,445

Crude Oil and Condensate (Mbd)
US	19.4	-	21.8		20.5	-	22.5
Canada	2.2	-	2.5		2.3	-	2.7
Trinidad	4.7	-	5.5		4.0	-	4.5
Total	26.3	-	29.8		26.8	-	29.7

Natural Gas Liquids (Mbd)
US	5.7	-	6.2		6.0	-	6.5
Canada	0.5	-	1.0		0.5	-	1.0
Total	6.2	-	7.2		6.5	-	7.5

Natural Gas Equivalent Volumes (MMcfed)
US	886	-	943		979	-	1,074
Canada	236	-	256		242	-	282
Trinidad	273	-	318		244	-	272
UK North Sea	35	-	40		30	-	40
Total	1,430	-	1,557		1,495	-	1,668

Operating Costs
Unit Costs ($/Mcfe)
Lease and Well, including Transportation	$0.79	-	$0.84		$0.79	-	$0.84
Depreciation, Depletion and Amortization	$1.28	-	$1.32		$1.29	-	$1.36

Expenses ($MM)
Exploration, Dry Hole and Impairment	60.0	-	75.0		260.0	-	320.0
General and Administrative	35.0	-	40.0		145.0	-	160.0
Capitalized Interest	3.9	-	4.1		16.0	-	20.0
Net Interest	10.0	-	14.0		35.0	-	55.0

Taxes Other Than Income (% of Revenue)	5.8%	-	6.8%		6.0%	-	7.0%
Income Taxes
Effective Rate					35%	-	38%
Deferred Ratio					30%	-	50%

Preferred Dividends ($MM)	1.7	-	2.0		7.0	-	9.0

Capital Expenditures, excluding Acquisitions ($MM) - FY 2006				Approximately			2,500

Pricing - Refer to I.(b) Benchmark Commodity Pricing in text
Natural Gas ($/Mcf)
Differentials (include the effect of physical contracts)
US - below NYMEX Henry Hub	$1.00	-	$2.00		$0.50	-	$1.00
Canada - below NYMEX Henry Hub	$1.50	-	$2.00		$1.50	-	$2.00

Realizations
Trinidad	$1.85	-	$2.50		$1.85	-	$2.50
UK North Sea	$10.00	-	$14.00		$8.00	-	$12.00

Crude Oil and Condensate ($/Bbl)
Differentials
US - below WTI	$1.50	-	$2.25		$1.50	-	$2.00
Canada - below WTI	$4.00	-	$6.00		$4.00	-	$6.00
Trinidad - below WTI	$4.50	-	$7.00		$5.00	-	$7.00